Prospect Energy Corporation Provides Senior Secured Debt Financing to Arctic Acquisition Corp.

NEW YORK, NY -- 07/19/2005 -- Prospect Energy Corporation (NASDAQ: PSEC) ("Prospect") announced today that it has agreed to provide $9.25 million of senior secured debt financing to Arctic Acquisition Corp. ("Arctic"), an oilfield services company based in Houston, Texas.

As part of Prospect's financing, Arctic has acquired the business and assets of Arctic Recoil, Inc. Arctic is a privately owned and operated oil well services company specializing in high pressure coiled tubing workovers. Currently focusing on East, Central, and South Texas, Arctic has several full suites of heavy equipment that include coiled tubing units, nitrogen pumps, fluid power pumps, trucks, cranes, and trailers. Arctic has a diversified customer base that includes many of the largest oil and gas producers in the Gulf Coast region. Coiled tubing is one of the fastest growing segments of the oilfield services sector, with applications such as wellbore cleanouts, acid stimulations, fracing, drilling, and logging.

Prospect is investing $9.25 million of senior secured debt alongside $6.75 million of equity from Petro Capital IV, LP, of Dallas, Texas. The funding is being utilized to acquire the business and assets of Arctic Recoil, Inc., and to provide working and expansion capital to Arctic. Prospect is receiving a significant equity ownership position in Arctic as part of the investment.

"The Arctic investment reflects our strong interest in the oilfield services sector, which is currently experiencing robust fundamentals, profits, and growth," said Grier Eliasek, Prospect's President and Chief Operating Officer. "We welcome the opportunity to review other investments in the oilfield services sector as well as other sectors of the energy value chain," said Bart de Bie, a Prospect investment professional.

About Prospect Energy Corporation

Prospect Energy Corporation (www.prospectenergy.com) is a closed-end investment company that lends to and invests in energy-related businesses and assets. Prospect Energy's investment objective is to generate both current income and long-term capital appreciation through debt and equity investments. Since completing its initial public offering in July 2004, the company has invested in Gas Solutions, an East Texas gas gathering and processing business; Unity Virginia Holdings, a Virginia coal mining operator; Natural Gas Systems, a Texas-based oil and gas production company; Stryker Energy II, LLC, an Appalachian oil and gas production company based in Cleveland, Ohio; Whymore, a Kentucky coal mining operator; Miller Petroleum, a Tennessee oil and gas production company; and Arctic Acquisition Corp., a Texas-based oilfield services company.

Prospect Energy has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). Accordingly, we are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, state, and federal rules and regulations. In addition, we have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986 ("Code"). The Code specifies certain quarterly asset diversification and annual source of income requirements. To the extent we remain in compliance with the applicable provisions of the Code, we will not be required to pay corporate-level taxes on any income that we earn. To the extent we do not qualify as elected, corporate-level taxes may be imposed upon our net income.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may," "hope" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact:

Please send investment proposals to:

Prospect Energy Corporation

John Barry
jbarry@prospectstreet.com
(212) 448-0702

Grier Eliasek
grier@prospectstreet.com
(212) 448-0702